                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SAGENT TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 94-3225290
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


           800 WEST EL CAMINO REAL, SUITE 300, MOUNTAIN VIEW, CA 94040
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
             ------------------------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
             ------------------------------------------------------
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to the section entitled "Description of Capital Stock - Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on January 29, 1999 (the "S-1 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as a part of this registration statement:

          3.1*       Certificate of Incorporation of Registrant
          3.2**      Amended and Restated Certificate of Incorporation of
                     Registrant (to be effective upon the closing of Offering)
          3.3*       Bylaws of Registrant
          4.1***     Form of Registrant's Common Stock Certificate
          4.2*       Sixth Amended and Restated Registration Rights Agreement,
                     dated as of February 24, 1998, between the Registrant and
                     the parties named therein
          4.3*       Common Stock Registration Rights Agreement, dated as of
                     September 14, 1998, between the Registrant and Robert Hawk
          10.2*      Amended and Restated 1995 Stock Plan and related agreements
          10.3*      1998 Stock Plan and related agreements
          10.4*      1999 Employee Stock Purchase Plan and related agreements
          10.5*      1999 Director Option Plan and related agreements


---------------
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.

** Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (to be filed by amendment thereto).

*** Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (to be filed by amendment thereto).

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 28, 1999                 SAGENT TECHNOLOGY, INC.


                                       By: /s/ Virginia Walker
                                           -------------------------------------
                                           W. Virginia Walker
                                           Chief Financial Officer